CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


     We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Accountants" and "Financial Statements" in Post-Effective Amendment No. 7 to the Registration Statement and related Statement of Additional Information of Guinness FlightInvestment Funds.



                                                            /s/ERNST & YOUNG LLP

Los Angeles, California
March 13, 1997